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                                                                Exhibit 10.6
                                                                [Execution Copy]


                         STARWOOD HOTELS & RESORTS TRUST
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                             DATED FEBRUARY 17, 1998


      Starwood Hotels & Resorts Trust, a trust organized under the laws of Maryland (the "Company"), hereby grants to Barry S. Sternlicht (the "Optionee"), as of February 17, 1998 (the "Option Date"), pursuant to the provisions of the Starwood Lodging Trust 1995 Long-Term Incentive Plan (as amended and restated) (the "Plan"), a non-qualified option (the "Option") to purchase from the Company 2,500,000 Paired Shares (as defined in the Plan) at a price per Paired Share equal to the Fair Market Value (as defined in the Plan) of a Paired Share on the Option Date upon and subject to the terms and conditions set forth below. References to employment by the Company shall include employment by a subsidiary or affiliate of the Company. Capitalized terms not defined herein or in the Amended and Restated Employment Agreement, dated as of February 17, 1998, entered into between the Optionee and the Company (the "Employment Agreement") (for so long as the term of such agreement has not terminated) shall have the meanings specified in the Plan.

      1.    Option Subject to Acceptance of Agreement.

      The Option may not be exercised unless the Optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

      2.    Time and Manner of Exercise of Option.

      2.1 Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after ten years from the Option Date (the "Expiration Date"). If the Effective Time (as defined in Section 1.2 of the Amended and Restated Agreement and Plan of Merger among Starwood Lodging Corporation, Chess Acquisition Corp., the Company and ITT Corporation, dated as of November 12, 1997 (the "Merger Agreement")) shall not have occurred by March 31, 1998, the Option shall expire and be of no force and effect effective as of the Option Date. Notwithstanding the terms of the Plan, the transaction contemplated by the Merger Agreement shall not constitute a "Change of Control" under the Plan for purposes of this Agreement.

      2.2 Exercise of Option. (a) The Option shall vest and become exercisable as to one-third of the number of Paired Shares subject to the Option on each anniversary of December 31, 1997, commencing with the first anniversary (occurring in 1998) through the third anniversary (occurring in 2000) and otherwise as provided
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below in this Section 2.2.

      (b) If the Optionee's employment by the Company (i) is terminated by the Company for "Cause" or (ii) is terminated by the Optionee without "Good Reason," the portion of the Option which was not theretofore vested and exercisable on the date of termination shall terminate automatically on the date of termination. In the event of a termination of the Optionee's employment described in this Section 2.2(b), the Option, to the extent vested and exercisable on the date of termination, shall, subject to Section 2.2(d) hereof, remain exercisable until the earliest to occur of: (i) the date which is three months following the date of termination, and (ii) the Expiration Date, after which the Option shall expire. If the Optionee's employment by the Company is terminated by the Company for "Cause," the date of termination shall be the date on which the Company delivers a Preliminary Cause Notice. For purposes of this Agreement, and notwithstanding the terms of the Employment Agreement, "Good Reason" shall not include the failure, by December 1, 1999, of the Company and the Optionee to agree to an extension of the Term beyond December 31, 1999.

      (c) If the Optionee's employment by the Company is terminated (i) by the Company other than for "Cause," (ii) by the Optionee with "Good Reason," or
(iii) due to the Optionee's death or Disability, 100% of the portion of the Option which was not theretofore vested and exercisable on the date of termination shall vest and become exercisable on the date of termination, and the Option, to the extent vested and exercisable as of the date of termination, after taking into account this Section 2.2(c), shall, subject to Section 2.2(d) hereof, remain exercisable by the Optionee or the Optionee's Legal Representative or Permitted Transferee, as the case may be, until the earliest to occur of: (i) the date which is three years following the date of termination (one year in the case of a termination of the Optionee's employment due to the Optionee's death or Disability), and (ii) the Expiration Date, after which the Option shall expire.

      (d) If the Optionee dies at any time following a termination of the Optionee's employment and prior to the expiration of the Option, the Option shall be exercisable, to the extent exercisable by the Optionee as of the date of death, by the Optionee's Legal Representative or Permitted Transferee, as the case may be, until the date which is one year following the date of the Optionee's death (but no later than the Expiration Date), after which the Option shall expire.

      2.3 Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole Paired Shares to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash, (ii) previously owned whole Paired Shares (which the Optionee has held for at least six months prior to the delivery of such Paired Shares or which the Optionee purchased on the open market and for which the Optionee


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has good title, free and clear of all liens and encumbrances) having a Fair
Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (iv) a combination of (i) and
(ii), and (2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to either clause (ii), (iii) or (iv). Any fraction of a Paired Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Paired Share shall be delivered until the full purchase price therefor has been paid.

      2.4 Termination of Option. (a) In no event may the Option be exercised after it terminates as set forth in this Agreement.

      (b) In the event that rights to purchase all or a portion of the Paired Shares subject to the Option expire or are exercised, canceled, forfeited or transferred pursuant to a Limited Transfer (as defined below), the Optionee shall promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase Paired Shares hereunder, the Company shall, within 10 days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, canceled, forfeited or transferred or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be identical to this Agreement in form and substance.

      3.    Additional Terms and Conditions of Option.

      3.1 Transferability of Option. (a) For the period commencing on the Option Date and ending on June 30, 1998, the Optionee may transfer (a "Limited Transfer") to Madison Grose, Jonathan Eilian and/or any other officers of the Company or Starwood Capital Group, LLC, a Connecticut limited liability company, designated by the Optionee (each, a "Limited Transferee") the right to purchase from the Company an aggregate of 500,000 Paired Shares subject to the Option. A Limited Transfer shall be made only pursuant to a written agreement approved by the Company prior to the execution thereof. The aggregate number of Paired Shares subject to the Option shall be reduced by the number of Paired Shares subject to each Limited Transfer.

      (b) The Option may not be transferred by the Optionee other than as provided in Section 3.1(a) above, by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is


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exercisable only by the Optionee or the Optionee's Legal Representative. Except
as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, voluntarily encumber or otherwise dispose of the Option, the Option and all rights hereunder shall, to the extent of any such attempt, immediately become null and void.

      3.2 Investment Representation. The Optionee hereby represents and covenants that (a) any Paired Shares purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such Paired Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any Paired Shares hereunder or (y) is true and correct as of the date of any sale of any such Paired Shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Paired Shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

      3.3 Withholding Taxes. (a) As a condition precedent to the delivery of Paired Shares upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the Paired Shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

      (b) The Optionee may elect to satisfy his or her obligation to pay the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.3(a), (2) delivery to the Company of previously owned whole Paired Shares (which the Optionee has held for at least six months prior to the delivery of such Paired Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances)


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having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments, (3) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (4) any combination of (1) and (2). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(4). Paired Shares to be delivered may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Paired Share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Paired Share shall be delivered until the Required Tax Payments have been satisfied in full.

      (c) Unless the Committee otherwise determines, if the Optionee is subject to Section 16 of the Exchange Act, the Optionee may deliver to the Company previously owned whole Paired Shares in accordance with Section 3.3(b), but only if such delivery is in connection with the delivery of Paired Shares in payment of the exercise price of the Option.

      3.4 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Paired Shares other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value of a Paired Share on the exercise date over (B) the exercise price of the Option. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

      3.5 Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the Paired Shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of Paired Shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

      3.6 Delivery of Certificates. Upon the exercise of the Option, in whole


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or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of Paired Shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in
Section 3.3 hereof.

      3.7 Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to Paired Shares subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered Paired Shares; and the Optionee shall not be considered a stockholder of the Company or the Corporation with respect to any such Paired Shares not so purchased and delivered.

      3.8 Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company or any affiliate of the Company.

      3.9 Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive (subject to the provisions for termination by the Company for Cause and termination by the Optionee for Good Reason as set forth in the Employment Agreement).

      3.10 Company to Reserve Paired Shares. The Company shall at all times prior to the expiration or termination of the Option, reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued Paired Shares, the full number of Paired Shares subject to the Option from time to time.

      3.11 Agreement Subject to the Plan. Except to the extent otherwise expressly provided herein, this Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

      4.    Miscellaneous Provisions.

      4.1 Designation as Non-Qualified Stock Option. The Option is hereby designated as not constituting an "incentive stock option" within meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); this Agreement shall be interpreted and treated consistently with such designation.


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      4.2 Meaning of Certain Terms. (a) As used herein, the term "Legal
Representative" shall include an executor, administrator, legal representative, beneficiary or similar person and the term "Permitted Transferee" shall include any transferee (i) pursuant to a transfer permitted under Section 4.4 of the Plan and Section 3.1 hereof or (ii) designated pursuant to beneficiary designation procedures which may be approved by the Company.

      4.3 Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

      4.4 Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Secretary of the Company at the Company's principal executive office, and if to the Optionee, to his address on the books of the Company (or to such other address as the Company or Optionee may give to the other for purposes of notice hereunder).

Copies of all notices given to the Company shall be sent to:

Sidley & Austin
555 W. 5th St.
Los Angeles, CA  90013-1010
Attention:  Sherwin L. Samuels, Esq.
Facsimile:  (213) 896-6600

And

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY  10004-1980
Attention:  Howard B. Adler, Esq.
Facsimile:  (212) 859-8588

      All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of


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the Company.

      4.5 Governing Law. The Option, this Agreement, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of New York and construed in accordance therewith without giving effect to principles of conflicts of laws.

      4.6 Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

      4.7 Disclaimer. The name "Starwood Hotels & Resorts Trust" is the designation of a Maryland real estate investment trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated, and all persons dealing with Starwood Hotels & Resorts Trust must look solely to Starwood Hotels & Resorts Trust's property for the enforcement of any claims against Starwood Hotels & Resorts Trust, as the Trustees, officers, agents and security holders of Starwood Hotels & Resorts Trust assume no personal obligations of Starwood Hotels & Resorts Trust, and their respective property shall not be subject to claims of any person relating to such obligation.

                                       STARWOOD HOTELS & RESORTS TRUST


                                       By:    /s/ Ronald C. Brown
                                       Name:  Ronald C. Brown
                                       Its:  Senior Vice President and Chief
                                             Financial Officer
Accepted

/s/ Barry S. Sternlicht
-----------------------
Barry S. Sternlicht
"Optionee"



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